Exhibit 99.1

Contact:
Steve Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES ACCRETIVE STRATEGIC ACQUISITION

Acquires Tilda®, A Leading Global Rice Brand

Expands Branded Grocery Product Offerings into Middle East, North Africa and India and Further into Specialty Ethnic Channels

Lake Success, NY, January 13, 2014 - The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company providing consumers with A Healthier Way of Life™, today announced the acquisition of Tilda Limited (“Tilda”), a leading premium 100% branded Basmati and specialty rice products company. The Tilda brand offers a range of over 60 dry rice and ready-to-heat branded products under the names Tilda®, Akash® Basmati and Abu Shmagh® to consumers in over 40 countries, principally in the United Kingdom, the Middle East and North Africa (“MENA”), Continental Europe, North America and India.

In calendar year 2013, Tilda generated approximately $190 million in net sales and is expected to be accretive to Hain Celestial’s adjusted earnings in the second half of fiscal year 2014 by $0.06 to $0.10 per diluted share.

Tilda, which was founded by the Thakrar family in 1972, has been credited with being the first company to bring Basmati rice to the Western World. Basmati rice can only be grown in the Himalayan foothills and is known for its unique aroma and distinctive nutty taste. Tilda Basmati rice is rich in nutrients and natural fiber, gluten-free and does not contain genetically modified ingredients (“GMOs”).

“We are very excited by the strategic acquisition of Tilda, which expands our worldwide better-for-you product portfolio into the premium Basmati rice category along with other specialty rice products. We plan to grow the Tilda brand further using our existing solid distribution platform in the United States, Canada and Europe with Basmati and ready-to-heat rice product offerings,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Additionally, Tilda’s existing, fast-growing markets in MENA and India provide us with new markets for expansion of our global brands including Earth’s Best®, Ella’s Kitchen®, Celestial Seasonings®, Terra®, Rice Dream® and Almond Dream®, to name a few.”

“We welcome Rohit Samani, Managing Director-UK, and his team of sales, marketing, operations and finance professionals, including Bob Bailie, Sunil Bhanji, Umesh Parmar and Lesley Woodward, who collectively have over 100 years of experience at Tilda. Rohit and his team will be responsible for Tilda and our growth into these new markets,” continued Irwin Simon.

Shilen Thakrar of the founding family said, “Over the past 40 years, my family has grown Tilda into a globally recognized food brand with premium positions in multiple markets around the world. We have an enviable reputation for continuous innovation and, over the years, have brought many successful new products to the market.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

“The global market for Basmati rice has grown strongly over the last several years. At the same time, the growth in the ready-to-heat market has also been strong. We believed Tilda needed to align with a company with the full resources, size and scale of Hain Celestial and its global platform of products in order to realize the full worldwide potential of our rice brands. We are delighted to entrust our family’s business into the capable hands of Irwin Simon and his team at Hain Celestial,” continued Shilen Thakrar.

“Tilda is an important part of Hain Celestial’s worldwide expansion to offer organic and natural products to a global consumer base as we continue to strive to “Change the Way the World Eats” with nutritious product offerings,” concluded Irwin Simon.

Hain Celestial was advised by Jefferies Inc. and DLA Piper on the transaction. Tilda was advised by Rothschild and Dechert LLP.

Webcast
Hain Celestial will host a conference call and webcast at 9:00 AM Eastern Time today to discuss the strategic acquisition of Tilda. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to the acquisition of Tilda and the potential for growth and improvements to the Company’s earnings results therefrom. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2014 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2014 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investments, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2013. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

For any inquiries relating to the Thakrar family:
Thakrar Family contacts
MHP Communications
Lucinda.Kemeny@MHPC.com/07958 924 188
John.Olsen@MHPC.com/07770 272 082
Andrew.Leach@MHPC.com/07803 233 403

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